Exhibit 99.1

SGI REPORTS Q3 FISCAL 2010 FINANCIAL RESULTS

•	$107.8 million GAAP revenue; $128.9 million non-GAAP revenue

•	26.8% GAAP gross margin; 27.5% non-GAAP gross margin

•	$0.67 GAAP net loss per share; $0.36 non-GAAP net loss per share

•	$154.8 million cash (includes restricted cash, equivalents and investments)

FREMONT, Calif., May 4, 2010 — SGI® (NASDAQ:SGI), a global leader in HPC and data center solutions, today announced financial results for its third quarter of fiscal 2010.

Q3 GAAP revenue was $107.8 million, compared to $94.1 million in the prior quarter and $44.4 million in the comparable year ago quarter. Non-GAAP revenue was $128.9 million, compared to $151.5 million in the prior quarter. The company did not report non-GAAP revenue in the comparable year ago quarter. (Please see the financial tables accompanying this release for details on all non-GAAP metrics and their reconciliation to GAAP measures.)

Q3 GAAP gross margin was 26.8%, compared to 19.8% in the prior quarter and 6.1% in the comparable year ago quarter. Non-GAAP gross margin was 27.5%, compared to 28.7% in the prior quarter and 6.3% in the comparable year ago quarter.

“As SGI celebrates its first anniversary, we recognize our success, and accomplishments” said SGI CEO Mark Barrenechea. “Through our first three quarters, we are performing ahead of our internal plan, making new investments in the business — including our acquisition of COPAN Systems — and remaining on track to deliver the world’s fastest computer - Altix UV – next month.”

Q3 GAAP net loss from continuing operations was $0.67 per share, compared to a GAAP net loss of $0.46 per share for the comparable year ago quarter. Q3 non-GAAP net loss was $0.36 per share, compared to a non-GAAP net loss of $0.24 per share for the comparable year ago quarter.

SGI ended Q3 with $154.8 million in cash (includes restricted cash, equivalents and investments), a slight increase over the prior quarter, despite having used approximately $2 million to acquire the assets of COPAN Systems during the period.

Business and Financial Highlights

•	First anniversary of Rackable’s acquisition of Silicon Graphics, Inc. assets

•	Completed acquisition of COPAN Systems for $2 million

•	Generated $3.2 million in cash flow from operations

•	SGI Altix UV General Availability on schedule for fiscal Q4

•

Customer successes include: Imperial College London, Institute of Cancer Research, Skoda Auto, Oxford University, Deluxe Digital London, Pittsburgh Supercomputing Center, Department of Environment and Resource Management (Australia), Grand Equipement National de Calcul Intensif (French National HPC organization), and COSMOS at Cambridge University (team led by Stephen Hawking)

•	Strong industry performance: Intelligence, Department of Defense, Internet, Manufacturing and Education

•	New SGI Altix ICE sets new world record in performance and scalability; integrated blade cluster surpasses IBM, HP and Dell systems in key SPEC benchmark

•	Strong service and international contributions

Internal Plans for Fiscal Year 2010

SGI is reaffirming its previously announced internal planning objectives. For fiscal year 2010, SGI is working towards an internal plan of:

•	Non-GAAP revenue of $500 million

•	Non-GAAP gross margin in the mid- to high-twenties

SGI is tracking ahead of its internal plan for the first three quarters of fiscal 2010.

Conference Call Information

SGI will discuss these financial results in a conference call at 2:00 p.m. PT today. The public is invited to listen to a live web cast of the call on the Investor Relations section of the Company’s website at investors.sgi.com. A replay of the web cast will be available approximately two hours after the conclusion of the call and remain available until the next earnings call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing (706) 645-9291 or (800) 642-1687 and entering the confirmation code: 68391435.

About SGI

SGI is a global leader in cloud computing and high-performance computing and is dedicated to solving our customers’ most demanding technology and business challenges. Visit www.sgi.com for more information.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements; including statements regarding SGI’s internal plan for 2010, anticipated product performance, general business outlook and integration of the businesses and assets acquired from Silicon Graphics, Inc. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Actual results may differ materially from forward-looking statements due to a number of risks and uncertainties including those associated with: the businesses and assets acquired from Silicon Graphics, Inc., which may not be successfully integrated and SGI’s more extensive international operations following this acquisition; economic conditions impacting the purchasing decisions of SGI’s customers; SGI operates in a very competitive market, and increased competition and competitors’ new products, have in the past, and may continue, to cause pricing pressure on SGI’s products, which would negatively affect SGI’s gross and operating margins, as well as other financial measures; a significant portion of the Company’s revenues has come from a limited number of customers, and so the delay in placing an order, or the failure of a significant customer to place additional orders, could have a significant negative effect on SGI’s financial performance; SGI relies on sales to U.S. government entities and has limited experience dealing with the U.S. government as a customer; SGI is unable to control component pricing, such as what our suppliers charge for central processing units, and, as has happened in the past, component pricing can rise unexpectedly, negatively impacting SGI’s gross margins as well as other financial measures; and SGI may be required to write-off additional significant amounts of excess and obsolete inventory. Detailed information about these and other potential factors that could affect SGI’s business, financial condition and results of operations is included in SGI’s annual report on Form 10-K under the caption “Risk Factors,” in Part I, Item 1A of that report, filed with the Securities and Exchange Commission (“SEC”) on March 19, 2009, as updated by SGI’s subsequent filings with the SEC, all of which are available at the SEC’s Web site at http://www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this report. SGI undertakes no responsibility to update the information in this report.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information are financial measures used by SGI’s management to evaluate the operating performance of the Company and to conduct its business operations. All non-GAAP financial measures discussed and presented in this press release excludes the revenue and associated costs of revenue deferred in accordance with Financial Accounting Standards Board, Accounting Standards Codification, ASC985-605 “Software Revenue Recognition” for certain of the Company’s transactions where software is more than incidental to the overall product solution sold. Non-GAAP gross profit and gross margin also excludes stock-based compensation expense, amortization of intangibles, inventory step up arising from acquisition of substantially all the assets of Silicon Graphics, Inc., and excess and obsolete and related recoveries. Non-GAAP net income/(loss) per share excludes the same items as discussed above, restructuring expenses, gain on acquisition, and, as well, the related tax effects of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management believes that the excluded charges are not central to the Company’s core operating performance and uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s core operating performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management excludes from its non-GAAP financial measures the items cited above, whether or not recurring, to facilitate its review of the comparability of the Company’s core operating performance on a period to period basis as well as to better understand the fundamental economics of a specific period’s operational and financial performance. Management uses this view of the Company’s operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance in the same way that management evaluates SGI’s financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of the Company’s business, such as the granting of equity compensation awards and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

Contact Information:

Erik Bylin

SGI

Investor Relations

510-933-8088

investorrelations@sgi.com

SGI and its product names are trademarks or registered trademarks of Silicon Graphics International Corp. All other trademarks are property of their respective holders.

Silicon Graphics International Corp.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 26, 2010	December 25, 2009	June 26, 2009
ASSETS
Current assets:
Cash and cash equivalents	$143,248	$142,798	$128,714
Current portion of restricted cash and cash equivalents	601	796	1,119
Accounts receivable, net	81,843	77,152	64,810
Inventories	76,215	85,363	117,790
Current portion of deferred cost of revenue	33,912	28,333	5,505
Prepaid expenses and other current assets	25,426	23,928	25,757

Total current assets	361,245	358,370	343,695

Non-current portion of restricted cash and cash equivalents	3,594	3,797	2,294
Long-term investments	7,391	7,437	7,416
Property and equipment, net	30,045	30,174	33,124
Intangible assets, net	17,985	17,833	21,521
Non-current portion of deferred cost of revenue	44,490	32,916	339
Other assets	33,520	35,152	33,247

Total assets	$498,270	$485,679	$441,636

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,943	$31,258	$52,618
Accrued compensation	18,643	20,853	20,855
Other current liabilities	31,890	32,012	31,880
Current portion of deferred revenue	129,251	118,385	69,655

Total current liabilities	219,727	202,508	175,008

Non-current portion of deferred revenue	79,737	67,280	14,635
Long-term income taxes payable	21,714	20,745	18,948
Other non-current liabilities	15,214	15,340	14,946

Total liabilities	336,392	305,873	223,537

Stockholders’ equity	161,878	179,806	218,099

Total liabilities and stockholders’ equity	$498,270	$485,679	$441,636

Silicon Graphics International Corp.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 26, 2010	December 25, 2009	April 4, 2009
Revenue	$107,820	$94,137	$44,358
Cost of revenue	78,900	75,451	41,659

Gross profit	28,920	18,686	2,699

Operating expenses:
Research and development	14,730	13,084	3,154
Sales and marketing	16,731	18,140	4,233
General and administrative	13,270	12,975	6,011
Acquisition-related	—	(968)	2,962
Restructuring	1,434	1,715	—

Total operating expenses	46,165	44,946	16,360

Loss from operations	(17,245)	(26,260)	(13,661)

Interest and other income, net:
Interest income, net	105	104	118
Other expense, net	(2,566)	(1,519)	(16)

Total interest and other income, net	(2,461)	(1,415)	102

Loss from continuing operations before tax	(19,706)	(27,675)	(13,559)
Income tax provision (benefit)	556	(4,548)	35

Loss from continuing operations	(20,262)	(23,127)	(13,594)

Discontinued operations:
Income from discontinued operations	82	84	197

Income from discontinued operations, net	82	84	197

Net loss	$(20,180)	$(23,043)	$(13,397)

Net income (loss) per share, basic and diluted :
Continuing operations	$(0.67)	$(0.77)	$(0.46)
Discontinued operations	—	—	0.01

Basic and diluted net loss per share	$(0.67)	$(0.77)	$(0.45)

Shares used in computing basic and diluted net income (loss) per share	30,097	29,952	29,787

Share-based compensation by category is as follows:

Cost of revenue	$155	$146	$117
Research and development	169	194	294
Sales and marketing	143	188	369
General and administrative	694	815	904

Continuing operations	1,161	1,343	1,684
Discontinued operations	—	—	(58)

Total	$1,161	$1,343	$1,626

Silicon Graphics International Corp.

Q3 FISCAL 2010 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in thousands, except per share data)

	Three Months Ended March 26,			Three Months Ended December 25,			Three Months Ended April 4,
	2010 GAAP	Adj.	2010 Non-GAAP	2009 GAAP	Adj.	2009 Non-GAAP	2009 GAAP	Adj.	2009 Non-GAAP
TOTAL REVENUES	$107,820	$21,109	$128,929	$94,137	$57,364	$151,501	$44,358	$—	$44,358
Included in the above results:
SOP 97-2 (now ASC 985-605) (2)	(21,109)	21,109	—	(57,364)	57,364	—	—	—	—

COST OF REVENUES	$78,900	$14,567	$93,467	$75,451	$32,559	$108,010	$41,659	$(117)	$41,542
Included in the above results:
SOP 97-2 (now ASC 985-605) (2)	(15,669)	15,669	—	(39,874)	39,874	—	—	—	—
Amortization of intangible assets (3)	322	(322)	—	297	(297)	—	—	—	—
Inventory step up (4)	625	(625)	—	642	(642)	—	—	—	—
Stock-based compensation (5)	155	(155)	—	146	(146)	—	117	(117)	—
Excess and obsolete inventory provision, net (6)	—	—	—	6,230	(6,230)	—	—	—	—

GROSS PROFIT	$28,920	$6,542	$35,462	$18,686	$24,805	$43,491	$2,699	$117	$2,816

GROSS MARGIN %	26.8%		27.5%	19.8%		28.7%	6.1%		6.3%

OPERATING EXPENSES	$46,165	$(2,966)	$43,199	$44,946	$(3,894)	$41,052	$16,360	$(1,567)	$14,793
Included in the above results:
Amortization of intangible assets (3)	526	(526)	—	1,950	(1,950)	—	—	—	—
Stock-based compensation (5)	1,006	(1,006)	—	1,197	(1,197)	—	1,567	(1,567)	—
Restructuring (7)	1,434	(1,434)	—	1,715	(1,715)	—	—	—	—
Acquisition related (8)	—	—	—	(968)	968	—	—	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(17,245)	$9,508	$(7,737)	$(26,260)	$28,699	$2,439	$(13,661)	$1,684	$(11,977)

OPERATING MARGIN %	-16.0%		-6.0%	-27.9%		1.6%	-30.8%		-27.0%

OTHER INCOME (EXPENSE), NET	$(2,461)	$—	(2,461)	$(1,415)	$—	(1,415)	$102	$—	102

INCOME TAX EFFECTS: PROVISION/(BENEFIT) (9)	$556	$—	$556	$(4,548)	$—	$(4,548)	$35	$(4,676)	$(4,641)

NET INCOME/(LOSS) FROM CONTINUING OPERATIONS	$(20,262)		$(10,754)	$(23,127)		$5,572	$(13,594)		$(7,234)

NET INCOME/(LOSS) PER SHARE FROM CONTINUING OPERATIONS	$(0.67)		$(0.36)	$(0.77)		$0.18	$(0.46)		$(0.24)

SHARES USED IN COMPUTING NET INCOME/(LOSS) PER SHARE	30,097		30,097	29,952		30,120	29,787		29,787

NOTES:

(1)	This presentation includes certain financial measures not in conformity with Generally Accepted Accounting Principles in the United States (non-GAAP measures). Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

(2)	Add back of revenue and cost of revenue deferred under Software Revenue Recognition rules previously referred to as part of Statement of Position 97-2 (SOP 97-2) now codified as ASC 985-605 — $21,109 and $57,364 for revenues, $15,669 and $39,874 for cost of revenues in the periods ending March 26, 2010 and December 25, 2009 respectively. There was no similar adjustment in the prior year.

(3)	Amortization expense primarily related to intangible assets associated with the asset purchase of Silicon Graphics, Inc. of $322 and $297 under cost of revenues, $526 and $1,950 under operating expenses in the periods ending March 26, 2010 and December 25, 2009 respectively. There was no similar adjustment in the prior year. Estimated future annual amortization expense related to intangible assets as of March 26, 2010 is as follows:

Remainder of Fiscal 2010	$2,236
Fiscal 2011	4,684
Fiscal 2012	3,403
Fiscal 2013	2,813
Fiscal 2014	2,349

$15,485

(4)	Cost of revenue increase associated with an inventory step up related to the Silicon Graphics, Inc. asset purchase in the amount of $625 and $642 in the periods ending March 26, 2010 and December 25, 2009 respectively. Under purchase accounting, Silicon Graphics International Corp. recognized a $7,183 inventory step up related to the Silicon Graphics, Inc. asset purchase of which $2,214 of this inventory step up remains to flow through cost of revenue in future periods.

(5)	Stock-based compensation is included in the following GAAP operating expense categories.

	Three Months Ended March 26, 2010			Three Months Ended December 25, 2009			Three Months Ended April 4, 2009
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP
Cost of Revenue	$155	$(155)	$—	$146	$(146)	$—	$117	$(117)	$—
Research & Development	169	(169)	—	194	(194)	—	294	(294)	—
Sales & Marketing	143	(143)	—	188	(188)	—	369	(369)	—
General & Administrative	694	(694)	—	815	(815)	—	904	(904)	—

Total stock-based compensation	$1,161	$(1,161)	$—	$1,343	$(1,343)	$—	$1,684	$(1,684)	$—

(6)	Excess and obsolete inventory provision, net, associated with next-generation technology shifts and new product introductions of $6,230 in the period ending December 25, 2009.

(7)	Restructuring expenses relating to personnel and facilities of $1,434 and $1,715 in the periods ending March 26, 2010 and December 25, 2009 respectively.

(8)	Acquisition related benefit arose from the asset purchase of Silicon Graphics, Inc of $968 in the period ending December 25, 2009.

(9)	Estimated income tax effect related to GAAP to non-GAAP adjustments.